Exhibit 99.1

PRESS RELEASE For Immediate Release	Contact: Richard P. Smith President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (April 27, 2017) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced earnings of $12,079,000, or $0.52 per diluted share, for the three months ended March 31, 2017. For the three months ended March 31, 2016 the Company reported earnings of $10,674,000, or $0.46 per diluted share. Diluted shares outstanding were 23,231,778 and 23,046,165 for the three months ended March 31, 2017 and 2016, respectively.

The following is a summary of the components of the Company’s consolidated net income, average common shares, and average diluted common shares outstanding for the periods indicated:

	Three months ended March 31,		$ Change	% Change
(dollars and shares in thousands)	2017	2016
Net Interest Income	$41,993	$41,402	$591	1.4%
Reversal of (provision for) loan losses	1,557	(209)	1,766
Noninterest income	11,703	9,790	1,913	19.5%
Noninterest expense	(35,822)	(33,751)	(2,071)	6.1%
Provision for income taxes	(7,352)	(6,558)	(794)	12.1%

Net income	$12,079	$10,674	$1,405	13.2%

Average common shares	22,870	22,783	87	0.4%
Average diluted common shares	23,232	23,046	186	0.8%

The following is a summary of certain of the Company’s consolidated assets and deposits as of the dates indicated:

Ending balances	As of March 31,		$ Change	% Change
($’s in thousands)	2017	2016
Total assets	$4,527,954	$4,394,956	$132,998	3.0%
Total loans	2,761,192	2,541,547	219,645	8.6%
Total investments	1,168,812	1,199,543	(30,731)	(2.6%)
Total deposits	$3,898,884	$3,785,040	$113,844	3.0%

Qtrly avg balances	As of March 31,		$ Change	% Change
($’s in thousands)	2017	2016
Total assets	$4,493,657	$4,212,388	$281,269	6.7%
Total loans	2,758,544	2,537,574	220,970	8.7%
Total investments	1,174,519	1,184,106	(9,587)	(0.8%)
Total deposits	$3,862,793	$3,616,618	$246,175	6.8%

Included in the Company’s results of operations for the three months ended March 31, 2016 is the impact of the sale, on March 31, 2016, of twenty-seven nonperforming loans, nine substandard performing loans, and three purchased credit impaired loans with total contractual principal balances outstanding of $31,487,000, and recorded book value, including pre-sale write downs and purchase discounts, of approximately $24,810,000. Net proceeds from the sale of these loans were $27,049,000, and resulted in additional net loan write downs of $21,000, the recovery of $1,237,000 of interest income that was previously applied to the principal balance of loans in nonaccrual status, and a gain on sale of loans of $103,000.

Also, included in the results of the Company for the three months ended March 31, 2016 was $622,000 of nonrecurring noninterest expense related to the Company’s acquisition of three bank branches from Bank of

America on March 18, 2016. The branches are located in the cities of Arcata, Eureka, and Fortuna in Humboldt County, California. The Bank paid $3,204,000 for deposit relationships with balances of $161,231,000 and loans with balances of $289,000, and received $159,520,000 in cash from Bank of America. The acquisition of the deposits and cash in this acquisition, on March 18, 2016, had a muted effect on average assets and average deposit balances for the quarter ended March 31,2 016, but had full effect in the quarters thereafter.

The Company’s primary source of revenue is net interest income, or the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Included in the Company’s net interest income is interest income from municipal bonds that is almost entirely exempt from Federal income tax. These municipal bonds are classified as investments – nontaxable, and the Company may present the interest income from these bonds on a fully tax equivalent (FTE) basis.

Loans acquired through purchase, or acquisition of other banks, are classified by the Company as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. A loan may also be purchased at a premium to face value, in which case, the premium is amortized into (subtracted from) interest income over the remaining life of the loan. Generally, as time goes on, the effects of loan discount accretion and loan premium amortization decrease as the purchased loans mature or pay off early. Upon the early pay off of a loan, any remaining (unaccreted) discount or (unamortized) premium is immediately taken into interest income; and as loan payoffs may vary significantly from quarter to quarter, so may the impact of discount accretion and premium amortization on interest income. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this press release.

Following is a summary of the components of net interest income for the periods indicated (dollars in thousands):

	Three months ended March 31,		$ Change	% Change
(dollars and shares in thousands)	2017	2016
Interest income	$43,484	$42,794	$690	1.6%
Interest expense	(1,491)	(1,392)	(99)	7.1%
FTE adjustment	625	538	87	16.2%

Net interest income (FTE)	$42,618	$41,940	$678	1.6%

Net interest margin (FTE)	4.13%	4.33%

Purchased loan discount accretion:
Amount (included in interest income)	$1,541	$1,092
Effect on average loan yield	0.22%	0.17%
Effect on net interest margin (FTE)	0.15%	0.11%
Interest income recovered via loan sales:
Amount (included in interest income)	$0	$1,237
Effect on average loan yield	0.00%	0.19%
Effect on net interest margin (FTE)	0.00%	0.13%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$2,758,544	$34,914	5.06%	$2,695,743	$36,241	5.38%	$2,537,574	$34,738	5.48%
Investments—taxable	1,038,229	7,094	2.73%	1,042,763	7,026	2.70%	1,068,018	6,920	2.59%
Investments—nontaxable	136,290	1,666	4.89%	131,942	1,650	5.00%	116,088	1,435	4.94%
Cash at Federal Reserve and other banks	197,406	435	0.88%	223,564	317	0.57%	155,106	239	0.62%

Total earning assets	4,130,469	44,109	4.27%	4,094,012	45,234	4.42%	3,876,786	43,332	4.47%

Other assets, net	363,188			351,298			335,602

Total assets	$4,493,657			$4,445,310			$4,212,388

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$907,104	127	0.06%	$887,671	94	0.04%	$846,189	116	0.05%
Savings deposits	1,376,048	424	0.12%	1,374,059	439	0.13%	1,274,868	397	0.12%
Time deposits	331,789	343	0.41%	339,766	339	0.40%	340,847	342	0.40%
Other borrowings	17,483	2	0.05%	19,036	2	0.04%	18,264	2	0.04%
Trust preferred securities	56,690	595	4.20%	56,615	586	4.14%	56,494	535	3.79%

Total interest-bearing liabilities	2,689,114	1,491	0.22%	2,677,147	1,460	0.22%	2,536,662	1,392	0.22%

Noninterest-bearing deposits	1,247,852			1,219,276			1,154,714
Other liabilities	71,880			69,894			59,492
Shareholders’ equity	484,811			478,993			461,520

Total liabilities and shareholders’ equity	$4,493,657			$4,445,310			$4,212,388

Net interest rate spread			4.05%			4.20%			4.25%
Net interest income/net interest margin (FTE)		42,618	4.13%		43,774	4.28%		41,940	4.33%

FTE adjustment		(625)			(619)			(538)

Net interest income (not FTE)		$41,993			$43,155			$41,402

Purchase loan discount accretion effect:
Amount (included in interest income)		$1,541			$1,778			$1,092
Effect on avg loan yield		0.22%			0.26%			0.17%
Effect on net interest margin		0.15%			0.17%			0.11%
Loan sale effect:
Amount (included in interest income)		—			$586			$1,237
Effect on avg loan yield		0.00%			0.09%			0.19%
Effect on net interest margin		0.00%			0.06%			0.13%

Net interest income (FTE) during the three months ended March 31, 2017 increased $678,000 (1.6%) from the same period in 2016 to $42,618,000. The increase in net interest income (FTE) was due to volume increases in average balances of loans, investments – nontaxable, and Federal funds sold, and yield increases in investments – taxable and Federal funds sold that were partially offset by a decrease in the average yield on loans compared to the three months ended March 31, 2016.

During the three months ended March 31, 2017, average loan balances were $2,758,544,000, and represented a $220,970,000 (8.7%) increase compared to the three months ended March 31, 2016. These increased loan balances added approximately $3,027,000 to interest income compared to the year-ago quarter. The yield on loans decreased 42 basis points from 5.48% during the three months ended March 31, 2016 to 5.06% during the three months ended March 31, 2016. Included in interest income from loans during the three months ended March 31, 2017 was $1,541,000 of discount accretion from purchased loans compared to $1,092,000 of discount accretion from purchased loans during the three months ended March 31, 2016. Also, as noted above, included in interest income from loans during the three months ended March 31, 2016 was $1,237,000 of interest recovered upon the sale of loans. Excluding the $1,237,000 addition to loan interest income from the sale of loans during the three months ended March 31, 2016, the yield on loans during the three months ended March 31, 2016 would have been approximately 5.29%. The decrease in loan yields during the three months ended March 31, 2017 compared to the three months ended March 31, 2016 reduced interest income by approximately $2,851,000. The result of these loan volume and yield changes was a net increase in loan interest income of $176,000 compared to the year-ago quarter; and is reflected in the table below that sets forth a summary of the changes in interest income and interest expense from changes in average asset and liability balances (volume) and changes in average interest yields and rates for each category of interest earning asset and interest paying liability for the periods indicated:

	Three months ended March 31, 2017 compared with three months ended March 31, 2016
	Volume	Yield/Rate	Total
Increase (decrease) in interest income:
Loans	$3,027	$(2,851)	$176
Investments—taxable	(193)	367	174
Investments—nontaxable	249	(18)	231
Federal funds sold	66	130	196

Total	3,149	(2,372)	777

Increase (decrease) in interest expense:
Demand deposits (interest-bearing)	8	3	11
Savings deposits	30	(3)	27
Time deposits	(9)	10	1
Other borrowings	—	—	0
Junior subordinated debt	2	58	60

Total	31	68	99

Increase (decrease) in net interest income	$3,118	$(2,440)	$678

The decrease in average loan yields is primarily due to declines in market yields on new and renewed loans compared to yields on repricing, maturing, and paid off loans, and despite 25 basis point increases in the Prime lending rate in each of December 2015, December 2016, and March 2017. For more information related to loan interest income, including loan purchase discount accretion, see the Supplemental Loan Interest Income Data in the tables at the end of this announcement.

The Company recorded a reversal of provision for loan losses of $1,557,000 during the three months ended March 31, 2017 compared to a provision for loan losses of $209,000 during the three months ended March 31, 2016. The $1,557,000 reversal of provision for loan losses during the three months ended March 31, 2017 was primarily due to net loan recoveries of $71,000, a $617,000 reduction in nonperforming loans, and continued low historical loan loss experience. Nonperforming loans were $19,511,000, or 0.71% of loans outstanding as of March 31, 2017, and represented a decrease from 0.73% of loans outstanding at December 31, 2016, and a decrease from 0.95% of loans outstanding as of March 31, 2016.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended March 31,		$ Change	% Change
(dollars in thousands)	2017	2016
Service charges on deposit accounts	$3,619	$3,365	$254	7.5%
ATM fees and interchange	4,015	3,393	622	18.3%
Other service fees	765	728	37	5.1%
Mortgage banking service fees	521	517	4	0.8%
Change in value of mortgage servicing rights	(13)	(698)	685	(98.1%)

Total service charges and fees	8,907	7,305	1,602	21.9%

Gain on sale of loans	910	802	108	13.5%
Commission on NDIP	607	532	75	14.1%
Increase in cash value of life insurance	685	696	(11)	(1.6%)
Change in indemnification asset	(221)	(115)	(106)	92.2%
Gain on sale of foreclosed assets	118	92	26	28.3%
Other noninterest income	697	478	219	45.8%

Total other noninterest income	2,796	2,485	311	12.5%

Total noninterest income	$11,703	$9,790	$1,913	19.5%

Noninterest income increased $1,913,000 (19.5%) to $11,703,000 during the three months ended March 31, 2017 compared to the three months ended March 31, 2016. The increase in noninterest income was primarily due to a $622,000 increase in ATM fees and interchange income, a $254,000 increase in service charges on deposit accounts, and a $685,000 increase in change in value of mortgage servicing rights. The $622,000 increase in ATM fees and interchange revenue was due primarily to the Company’s continued focus in this area, as the effects of new services, fees, and operational changes introduced throughout 2016 were compounded by continued growth in electronic payments volume. The $254,000 increase in service charges on deposit accounts was due primarily to increased fee generation from both consumer and business checking customers. The $685,000 increase in change in value of mortgage servicing rights (MSRs) to a negative $13,000 from a negative $698,000 in the year-ago quarter was due primarily to an increase in estimated prepayment speeds of serviced loans that in turn resulted in a decrease in expected servicing cash flows, and thus, a $698,000 reduction in the value of the Company’s MSRs during the three months ended March 31, 2016. During the months ended March 31, 2017, there were no factors that significantly affected the value of the Company’s MSRs.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended March 31,		$ Change	% Change
(dollars in thousands)	2017	2016
Base salaries, overtime and temporary help, net of deferred loan origination costs	13,390	$12,708	$682	5.4%
Commissions and incentives	2,198	1,739	459	26.4%
Employee benefits	5,305	4,818	487	10.1%

Total salaries and benefits expense	20,893	19,265	1,628	8.5%

Occupancy	2,692	2,308	384	16.6%
Equipment	1,723	1,386	337	24.3%
Change in reserve for unfunded commitments	15	—	15
Data processing and software	2,396	1,843	553	30.0%
Telecommunications	643	685	(42)	(6.1%)
ATM network charges	853	1,229	(376)	(30.6%)
Professional fees	766	809	(43)	(5.3%)
Advertising and marketing	967	895	72	8.0%
Postage	404	463	(59)	(12.7%)
Courier service	254	271	(17)	(6.3%)
Intangible amortization	359	299	60	20.1%
Operational losses	435	164	271	165.2%
Provision for foreclosed asset losses	22	(11)	33	(300.0%)
Foreclosed asset expense	38	46	(8)	(17.4%)
Assessments	405	632	(227)	(35.9%)
Merger and acquisition expense	—	622	(622)	(100.0%)
Miscellaneous other expense	2,957	2,845	112	3.9%

Total other noninterest expense	14,929	14,486	443	3.1%

Total noninterest expense	$35,822	$33,751	$2,071	6.1%

Average full time equivalent employees	1,015	965	50	5.2%
Merger & acquisition expense:
Base salaries	—	187
Professional fees	—	180
Advertising and marketing	—	114
Miscellaneous other expense	—	141

Total merger expense	—	622

Salary and benefit expenses increased $1,628,000 (8.5%) to $20,893,000 during the three months ended March 31, 2017 compared to $19,265,000 during the three months ended March 31, 2016. Base salaries, overtime and temporary help, net of deferred loan origination costs increased $682,000 (5.4%) to $13,390,000. Base salaries, net of deferred loan origination costs increased $1,147,000 (9.7%) to $13,028,000 primarily due to annual merit increases, and an increase in average full-time equivalent employees of 50 (5.2%) to 1,015 for the three months ended March 31, 2017. Overtime expense was unchanged at $281,000 during the three months ended March 31, 2017. Temporary help expense decreased $466,000 to $81,000 during the three months ended March 31, 2017 as temporary help expense during the three months ended March 31, 2016 included a significant amount of overtime expense related to system conversion efforts that were completed during 2016.

Commissions and incentive compensation increased $459,000 (26.4%) to $2,198,000 during the three months ended March 31, 2017 compared to the year-ago quarter. All categories of incentive compensation expense were higher than the year-ago quarter except commission expense related to the sale of nondeposit investment products.

Benefits & other compensation expense increased $487,000 (10.1%) to $5,305,000 during the three months ended March 31, 2017 primarily due to the increases in average full-time equivalent employees and salaries expense, and their effects on group insurance and employer payroll tax expenses.

Other noninterest expense increased $443,000 (3.1%) to $14,929,000 during the three months ended March 31, 2017 compared to the three months ended March 31, 2016. The $443,000 increase in other noninterest expense was due primarily to increases in occupancy, equipment, data processing and software, and operational loss expenses. These increases from the year-ago period were partially offset by decreases in ATM network charges, and (deposit insurance) assessment expense and the absence of merger and acquisitions expenses during the three months ended March 31, 2017.

The $384,000 increase in occupancy expense was due to increased premises lease and maintenance expense. The $337,000 increase in equipment expense was due primarily to increased equipment maintenance expense. The $553,000 increase in data processing and software expense was due primarily to outsourced data processing expenses resulting from the Company’s system outsourcing that occurred in 2016. The $271,000 increase in operational losses is due primarily to increased debit card losses. The $376,000 decrease in ATM network charges is due primarily to the Company’s system outsourcing that occurred in 2016.

The changes in noninterest income and noninterest expense noted above also include the effects from the operation of three branches, including $161,231,000 of deposits, acquired from Bank of America on March 18, 2016.

Richard Smith, President and CEO of the Company commented, “We enjoyed strong earnings in the first quarter of 2017 despite operating in a difficult environment caused by record-breaking winter weather. While the weather conditions slowed construction and agricultural-related business activities during the quarter and resulted in seasonally lower loan growth, the good news is that the long California drought appears to have ended.

Smith added, “This quarter, we introduced a much simpler and streamlined consumer deposit products line-up. These new solutions have been well-received by our customers and contributed positively to noninterest income during the quarter.”

In addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competitive effects, fee and other noninterest income earned, the outcome of litigation, as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2016. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. The Company does not intend to update any of the forward-looking statements after the date of this release.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Statement of Income Data
Interest income	$43,484	$44,615	$43,709	$42,590	$42,794
Interest expense	1,491	1,460	1,439	1,430	1,392
Net interest income	41,993	43,155	42,270	41,160	41,402
(Benefit from reversal of) provision for loan losses	(1,557)	(1,433)	(3,973)	(773)	209
Noninterest income:
Service charges and fees	8,907	9,800	8,022	8,099	7,305
Other income	2,796	2,662	3,044	3,146	2,485
Total noninterest income	11,703	12,462	11,066	11,245	9,790
Noninterest expense:
Base salaries net of deferred loan origination costs	13,390	14,074	13,419	12,968	12,708
Incentive compensation expense	2,198	1,864	2,798	2,471	1,739
Employee benefits and other compensation expense	5,305	4,616	4,644	4,606	4,818
Total salaries and benefits expense	20,893	20,554	20,861	20,045	19,265
Other noninterest expense	14,929	16,009	16,555	18,222	14,486
Total noninterest expense	35,822	36,563	37,416	38,267	33,751
Income before taxes	19,431	20,487	19,893	14,911	17,232
Net income	$12,079	$12,533	$12,199	$9,405	$10,674
Share Data
Basic earnings per share	$0.53	$0.55	$0.53	$0.41	$0.47
Diluted earnings per share	$0.52	$0.54	$0.53	$0.41	$0.46
Book value per common share	$21.28	$20.87	$21.11	$20.76	$20.34
Tangible book value per common share	$18.20	$17.77	$17.99	$17.63	$17.18
Shares outstanding	22,873,305	22,867,802	22,827,277	22,822,325	22,785,173
Weighted average shares	22,870,467	22,845,623	22,824,868	22,802,653	22,782,865
Weighted average diluted shares	23,231,778	23,115,708	23,098,534	23,070,151	23,046,165
Credit Quality
Nonperforming originated loans	$13,234	$12,894	$13,083	$10,022	$12,660
Total nonperforming loans	19,511	20,128	20,952	19,977	24,034
Foreclosed assets, net of allowance	3,529	3,986	4,124	3,842	4,471
Loans charged-off	409	635	664	641	1,289
Loans recovered	$480	$1,087	$2,612	$536	$1,457
Selected Financial Ratios
Return on average total assets	1.08%	1.13%	1.11%	0.86%	1.01%
Return on average equity	9.97%	10.47%	10.15%	7.98%	9.25%
Average yield on loans	5.06%	5.38%	5.36%	5.32%	5.48%
Average yield on interest-earning assets	4.27%	4.42%	4.37%	4.28%	4.47%
Average rate on interest-bearing liabilities	0.22%	0.22%	0.22%	0.21%	0.22%
Net interest margin (fully tax-equivalent)	4.13%	4.28%	4.23%	4.13%	4.33%
Supplemental Loan Interest Income Data:
Discount accretion PCI—cash basis loans	$112	$483	$777	$426	$269
Discount accretion PCI—other loans	631	658	569	415	(45)
Discount accretion PNCI loans	798	637	883	1,459	868
All other loan interest income	$33,373	34,463	33,540	32,038	33,646
Total loan interest income	$34,914	$36,241	$35,769	$34,338	$34,738

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
Balance Sheet Data	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Cash and due from banks	$323,706	$305,612	$315,088	$216,786	$388,878
Securities, available for sale	571,719	550,233	510,209	529,017	477,454
Securities, held to maturity	580,137	602,536	641,149	674,412	705,133
Restricted equity securities	16,956	16,956	16,956	16,956	16,956
Loans held for sale	1,176	2,998	7,777	2,904	2,240
Loans:
Commercial loans	212,685	218,002	217,110	209,840	197,695
Consumer loans	353,150	375,629	377,016	381,114	401,076
Real estate mortgage loans	2,070,815	2,043,543	1,998,913	1,913,024	1,813,933
Real estate construction loans	124,542	122,419	119,187	149,652	128,843
Total loans, gross	2,761,192	2,759,593	2,712,226	2,653,630	2,541,547
Allowance for loan losses	(31,017)	(32,503)	(33,484)	(35,509)	(36,388)
Foreclosed assets	3,529	3,986	4,124	3,842	4,471
Premises and equipment	49,508	48,406	49,448	51,728	51,522
Cash value of life insurance	95,783	95,912	95,281	94,572	95,256
Goodwill	64,311	64,311	64,311	64,311	64,311
Other intangible assets	6,204	6,563	6,923	7,282	7,641
Mortgage servicing rights	6,860	6,595	6,208	6,720	7,140
Accrued interest receivable	11,236	12,027	10,819	11,602	11,075
Other assets	66,654	74,743	60,096	54,239	57,720
Total assets	$4,527,954	4,517,968	4,467,131	4,352,492	4,394,956
Deposits:
Noninterest-bearing demand deposits	1,254,431	1,275,745	1,221,503	1,181,702	1,178,001
Interest-bearing demand deposits	947,006	887,625	910,638	867,638	884,638
Savings deposits	1,370,015	1,397,036	1,366,892	1,346,269	1,368,644
Time certificates	327,432	335,154	336,979	345,787	353,757
Total deposits	3,898,884	3,895,560	3,836,012	3,741,396	3,785,040
Accrued interest payable	770	818	774	727	751
Reserve for unfunded commitments	2,734	2,719	2,908	2,883	2,475
Other liabilities	66,938	67,364	69,695	57,587	68,064
Other borrowings	15,197	17,493	19,235	19,464	18,671
Junior subordinated debt	56,713	56,667	56,617	56,567	56,519
Total liabilities	4,041,236	4,040,621	3,985,241	3,878,624	3,931,520
Total shareholders’ equity	486,718	477,347	481,890	473,868	463,436
Accumulated other comprehensive gain (loss)	(7,402)	(7,913)	4,953	6,073	1,772
Average loans	2,758,544	2,695,743	2,669,954	2,579,774	2,537,574
Average interest-earning assets	4,130,469	4,094,011	4,055,446	4,038,728	3,876,786
Average total assets	4,493,657	4,445,310	4,407,322	4,387,950	4,212,388
Average deposits	3,862,793	3,820,773	3,784,748	3,778,436	3,616,618
Average total equity	$484,811	$478,993	$480,575	$471,362	$461,520
Total risk based capital ratio	14.9%	14.6%	14.7%	14.7%	15.1%
Tier 1 capital ratio	13.9%	13.6%	13.6%	13.6%	13.9%
Tier 1 common equity ratio	12.3%	12.0%	12.0%	12.0%	12.3%
Tier 1 leverage ratio	10.8%	10.6%	10.6%	10.4%	10.7%
Tangible capital ratio	9.3%	9.1%	9.3%	9.4%	9.1%

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